Law Offices of Paul, Hastings, Janofsky & Walker LLP
                   345 California Street
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                 Telephone  (415) 835?1600
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                    _____________, 1999

(415) 835B1600                                                  27217.91123
 www.phjw.com



  Rochdale Investment Trust
  570 Lexington Avenue
  New York, NY 10022-6837

                      Re:    Rochdale Alpha Portfolio

  Ladies and Gentlemen:

  We have acted as counsel to Rochdale Investment Trust, a Delaware business trust (the "Trust"),in connection with Post-Effective Amendment to the Trust's Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Post- Effective Amendment") and including Post-Effective Amendment #1, relating to the issuance by the Trust of an indefinite number of no par value shares of beneficial interest (the "Shares") of Rochdale Alpha Portfolio (the "Fund"), a series of the Trust.

  In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion on the following:

           1. the Trust's Certificate of Trust as filed with the Secretary of State of Delaware on March 10, 1998, certified to us as in effect on the date hereof;

           2. the Trust's Agreement and Declaration of Trust dated March 10, 1998 (the "Trust Instrument"), certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

           3. the By-laws of the Trust dated March 10, 1998, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

           4. resolutions of the Trustees of the Trust adopted at a meeting on January 20, 1999 authorizing the establishment of the Fund and the issuance of the Shares;

            5.  the Post-Effective Amendment; and

           6. a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

      In  rendering  our  opinion  below,  we have not  conducted  an independent examination  of the  books  and  records  of the  Trust  for  the
  purpose  of   determining whether all of the Shares were fully paid prior to
  their issuance   and do not believe it to be our obligation to do so.

      Our opinion is limited to the  federal  law of the United  States of
  America   and the business  trust law of the State of  Delaware.  We are not
  licensed to   practice  law in the State of  Delaware,  and we have based our
  opinion  below   solely  on our  review of Chapter  28 of Title 12 of the
  Delaware  Code (the   "Delaware  Business Trust Act") and the case law
  interpreting  such Chapter as   reported  in  Delaware  Laws  Annotated (CSC
  The  United  States  Corporation   Company,  April 1997) as updated on Lexis.
  We have not undertaken a review of   other Delaware law or of any
  administrative  or court decisions in connection   with rendering this
  opinion.  We disclaim any opinion as to any law other than   that of the
  United  States of America and the business  trust law of the State   of
  Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

      Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash or other valid consideration at the per-share public offering price on the
  date of   their issuance in accordance with statements in the Fund's
  Prospectus and in   accordance with the Trust  Instrument,  (ii) all
  consideration for the Shares   will be actually  received by the Trust,  and
  (iii) all applicable  securities   laws will be complied with,  then it is our
  opinion that, when issued and sold   by the Trust, the Shares will be legally
  issued, fully paid and nonassessable.

      This opinion is rendered to you in connection with the Post-Effective Amendment and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other
  person,  firm,   corporation  or other  entity  for any  purpose,  without
  our  prior  written   consent. We disclaim any obligation to advise you of any
  developments in areas   covered by this opinion that occur after the date of
  this opinion.

  We hereby consent to the (i) reference to our firm as Legal Counsel in the Prospectus included in the Post-Effective Amendment, and (ii) the filing of this opinion as an exhibit to the Post-Effective Amendment.

Sincerely yours,



  Paul, Hastings, Janofsky & Walker LLP